Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to Registration Statement No. 333-108878 to Form F-1 on Form F-3 of our report dated March 11, 2005, relating to the financial statements of Crystallex International Corporation appearing in the Annual Report on Form 40-F of Crystallex International Corporation, which was filed with the SEC on March 31, 2005, and to the reference to us under the heading “Experts” in the prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants

Toronto, Ontario
May 17, 2005